Investor Presentation Third Quarter 2024

When used in this presentation, and in any other oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “could,” “should,” “hope,” “might,” “believe,” “expect,” “plan,” “assume,” “intend,” “estimate,” “anticipate,” “project,” “likely,” or similar expressions are intended to identify “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, including among other things: (i) Adverse changes in the economy or business conditions, either nationally or in our markets, including, without limitation, inflation, economic downturn, labor shortages, wage pressures, and the adverse effects of public health events on the global, national, and local economy, which may affect the Corporation’s credit quality, revenue, and business operations; (ii) Competitive pressures among depository and other financial institutions nationally and in our markets; (iii) Increases in defaults by borrowers and other delinquencies; (iv) Our ability to manage growth effectively, including the successful expansion of our client support, administrative infrastructure, and internal management systems; (v) Fluctuations in interest rates and market prices; (vi) Changes in legislative or regulatory requirements applicable to us and our subsidiaries; (vii) Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations; (viii) Fraud, including client and system failure or breaches of our network security, including our internet banking activities; (ix) Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portions of SBA loans. (x) Ongoing volatility in the banking sector may result in new legislation, regulations or policy changes that could subject the Corporation and the Bank to increased government regulation and supervision, (xi) the proportion of the Corporation’s deposit account balances that exceed FDIC insurance limits may expose the Bank to enhanced liquidity risk, and (xii) The Corporation may be subject to increases in FDIC insurance assessments. These risks could cause actual results to differ materially from what FBIZ has anticipated or projected. These risks could cause actual results to differ materially from what we have anticipated or projected. These risk factors and uncertainties should be carefully considered by our shareholders and potential investors. For further information about the factors that could affect the Corporation’s future results, please see the Corporation’s annual report on Form 10-K for the year ended December 31, 2023 and other filings with the Securities and Exchange Commission. Investors should not place undue reliance on any such forward-looking statement, which speaks only as of the date on which it was made. The factors described within the filings could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, FBIZ cautions that, while its management believes such assumptions or bases are reasonable and are made in good faith, assumed facts or bases can vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, an expectation or belief is expressed as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will be achieved or accomplished. FBIZ does not intend to, and specifically disclaims any obligation to, update any forward-looking statements. Forward-Looking Statements

Table of Contents Q3 2024 Results 4 Company Snapshot 5 Strategic Plan 6 Why FBIZ? 10 Drivers of Growth & Profitability 18 Appendix 27

Third Quarter 2024 Highlights

Stable net interest margin, continued balance sheet growth, and positive operating leverage support tangible book value expansion

Net Income $10.3 MM	Strong bottom line profitability reflects success of efforts to grow loans and deposits, produce positive operating leverage, sustain a strong and stable margin, and maintain solid asset quality
NIM In 3.60%-3.65% Target Range	Prudent balance sheet management supported a stable NIM of 3.64%, within the Bank's target range • Net interest income grew 1.5% from Q2 2024 and 8.4% from the Q3 2023
Deposits + 12% **Loans** +9%	Continued deposit and loan growth • Deposits grew 11.8% annualized from Q2 2024 and 11.8% from Q3 2023 • Loans grew 8.7% annualized from Q2 2024 and 10.3% from the Q3 2023
Private Wealth $3.4 B in AUM&A	Robust Private Wealth Management business delivered 16.6% growth in assets under management and administration ("AUM&A") compared to Q3 2023 • PWM fee income totaled $3.3 million for Q3 2024, up 10.8% over Q3 2023
Asset Quality	NPAs as a % of total assets were 0.52%, compared to 0.53% for Q2 2024 and 0.52% for Q3 2023
TBV per Share +12%	Strong earnings generation produced a 11.5% annualized increase in tangible book value per share compared to the linked quarter and 12.5% compared to the prior year quarter

Note: Percentages represent growth over the prior quarter.

FirstBusiness.Bank 4

Serving unique needs of business executives, entrepreneurs, and high net worth individuals through Business Banking, Private Wealth, and Bank Consulting Within Business Banking, our commercial banking offerings are focused on our stable and attractive Midwest markets while Specialty Finance products and services have national reach Efficient and highly scalable model with very limited branch network and exceptional digital capabilities Headquarters: Madison, WI Mission: Build long-term shareholder value as an entrepreneurial banking partner that drives success for businesses, investors, and our communities FBIZ Business Banking2 $3.7 Billion3 FBIZ Private Wealth $3.4 Billion3 IN ASSETS UNDER MANAGEMENT & ADMINISTRATION Market capitalization as of 10/23/2024. Consists of all on-balance sheet assets for First Business Financial Services, Inc. on a consolidated basis. Data as of 9/30/2024. 5 IN TOTAL ASSETS First Business Bank NASDAQ: FBIZ — $368 million Market Cap1

Five Year Strategic Plan

2024-2028 Strategies OBJECTIVE First Business Bank's unique model and culture will foster innovative and engaged team members who develop deep client relationships and deliver exceptional results for all stakeholders.

2024-2028 Goals & Progress Plan aims to deliver above average total shareholder return compared to peer median Represents data from the 2023 employee engagement survey. Net promoter score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passives (scores 7-8) are not considered. See appendix for additional information on the source of the net promoter score. Represents data from the 2023 survey. Goals 2024-2028 September 2024 YTD ROATCE ≥15% by 2028 13.4% TBV Growth ≥10% per year 11.1% Revenue Growth ≥10% per year 4.7% Efficiency Ratio <60% by 2028 62.04% Core Deposits to Total Funding ≥75% 73% Employee Engagement & Participation1 ≥85% 90% Net Promoter Score2 ≥70 78

Note: Peer Group defined as publicly traded banks with total assets between $1.75 billion and $7.0 billion. Peer data not yet available for 3Q24. 1-Year, 3-Year, and 5-Year TSR is through 9/30/2024. Data as of 6/30/2024. Total Shareholder Return Above Peer Group Median Despite recent outperformance, Price/LTM EPS remains below peers

WHY FBIZ?

Growing Profitability FBIZ’s Historic and Ongoing Growth Supports Earnings Power Differentiated Loan Growth Capabilities History of consistent double-digit growth Growth is C&I focused and diversified   Solid credit quality due to deep client relationships, strong underwriting, and niche business expertise Strong & Stable Deposit Franchise Track record of double-digit growth driven by deep client relationships Creates relatively stable and strong NIM in a challenging environment (3.64% MRQ) Deposit-centric culture led by treasury management sales also drives meaningful service charge income Growing Profitability Profile Significant fee revenue contribution from Private Wealth business History of long-term positive operating leverage Consistent double-digit TBV growth History of double-digit top line revenue growth 12% 5-year Loan CAGR 2018-2023 15% 5-year Core Deposit CAGR 2018-2023 11% 5-year TBV/Share CAGR 2018-2023

Balanced and Steady Growth Operating Fundamentals Drive Earnings Power Note: Net interest income is the sum of "Pure Net Interest Income" and "Fees in Lieu of Interest". Non-interest income is the sum of "Private Wealth Management Service Fees", "Other Fee Income", "Service Charges", "SBA Gains", and "Swap Fees". "Pure Net Interest Income" and "Net Operating Income" are non-GAAP measurements. See appendix for non-GAAP reconciliation schedules. "Net Tax Credits" represent management's estimate of the after-tax contribution related to the investment in tax credits as of the reporting period disclosed. "Fees in Lieu of Interest" is defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. Steady revenue expansion supported by: Double-digit loan and deposit growth Strong and stable net interest margin Diverse sources of non-interest income, including service fees from our Private Wealth Management business which comprises 46% of total non-interest income Strategic investments drive growth while maintaining positive long-term operating leverage Strong earnings power reflected in trailing twelve-month PTPP Adjusted ROAA of 1.63% as of 9/30/2024. 5 Net Operating Income Year CAGR = XX% Operating Income Highlights

Margin Strength Through Rate Cycles Match-Funding Strategy Better Positions Balance Sheet for Rate Changes Peer Group defined as publicly-traded banks with total assets between $1.75 billion and $7.0 billion.

Disciplined Interest Rate Risk Management Match-Funding Strategy Insulates Balance Sheet throughout Various Rate Cycles Methodical Approach Individually match-fund loans with maturities over 5 years and amounts greater than $5MM Portfolio match-funding in various terms against the fixed-rate loan portfolio with maturities under 5 years and amounts less than $5MM ~$10-$25 million of monthly wholesale funding maturities to effectively manage the liquidity requirements of the match-funding strategy Floating Rate Portfolio Floating portfolio is predominantly indexed to SOFR, which aligns with the Bank’s SOFR-indexed and managed rate non-maturity deposit portfolio 54% as of 9/30/24 Balances as of 9/30/24: Fixed Rate Portfolio Wholesale funding used to match maturities and cash flows on long-term fixed rate loans 46% as of 9/30/24 This locks in interest rate spread and maintains greater stability in net interest margin 46% Fixed Rate Loans as of 9/30/24 54% Variable Rate Loans as of 9/30/24 Loans Deposits SOFR = $1.249 B SOFR = $616.6 MM Prime = $400.0 MM Managed rate, non-maturity = $1.130 B

Operating Leverage Outperforms Peers History of Growing Revenues Faster than Expenses Note: Peer group defined as publicly traded bank with total assets between $1.75 billion and $7 billion. 1Q24, 2Q24, and 3Q24 represent data for the trailing 12 months. Peer data not yet available for 3Q24. Operating leverage is defined as the percent growth in operating revenue less the percent growth in operating expenses. We aim to achieve 10% revenue growth on an annual basis, with positive operating leverage Atypically high net interest margin ("NIM") in 2023 creates temporary positive operating leverage headwind as NIM returns to normalized levels in 2024 We expect positive annual operating leverage will resume in 2025 Strategic initiatives directed toward revenue growth and operating efficiency through use of technology have generated positive operating leverage on an annual basis Initiatives include: Expanding higher-yielding C&I lending business lines Strong focus on treasury management and growing core deposits Increasing our commercial banking market share outside of Madison Scaling our Private Wealth Management business in our less mature commercial banking markets Robotic process automation implementation AI usage discovery and roll out 1 FBIZ Avg = 2.5% Peer Avg = -3.6%

Growth and Profitability Exceeds Peers Top Line Revenue Growth and Efficient Capital Management Drives Strong Profitability Note: Peer group defined as publicly traded bank with total assets between $1.75 billion and $7 billion. Peer data not yet available for 3Q24. 1. 1Q24, 2Q24, and 3Q24 represent data for the trailing 12 months. 1

Shareholder Value Creation History of Steady, Consistent TBV and Dividend Growth Through Economic and Interest Rate Cycles TBV 5YR CAGR = 11% Div/Share 5YR CAGR = 11% Q3 2024 dividends per share calculation is annualized. CAGR = 11%

Drivers of Growth & Profitability

Relationship Banking Key to Success Solid Core Deposit Growth Despite Banking Industry Trends Long-term client relationships drive core deposit growth, aided by clients’ comfort with utilizing the Bank’s longstanding extended deposit insurance products Successful execution of client deposit initiatives has attracted new relationships and increased gross treasury management service charges Long-held top-quartile deposit pricing strategy promotes retention Net Promoter Score1 of 78 is well above industry benchmark score of 23. 1. Net promoter score benchmarks reported in “The State of B2B Account Experience: B2B NPS & CX Benchmarking Report,” CustomerGauge, 2021 NPS benchmarks reported in “The State of B2B Account Experience: B2B NPS & CX Benchmarking Report,” CustomerGauge, 2021. Net promoter score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passives (scores 7-8) are not considered. The score ranges from -100 to +100. Net promoter score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passives (scores 7-8) are not considered. See appendix for additional information on the source of the net promoter score. Growth over prior year quarter = 13% Growth over prior year quarter = 10%

Core Deposit Strength FBIZ Continues to Grow Core Deposits as Industry and Peers Decline Source: S&P Capital IQ. Core Deposits defined as deposits in U.S. offices excluding time deposits over $250,000 and brokered deposits of $250,000 or less. Peer banks defined as publicly traded bank with total assets between $1.75 billion and $7 billion. Core Deposit2 Growth: 2Q22 through 1Q23 FBIZ 3.8% Proxy Peers Median -6.8% All Publicly Traded Banks Median Public Banks with $1.5-$5.5 Assets Median

Deposit-Centric Strategy Key to Growth Double Digit Core Deposit Growth Supports Double Digit Loan Growth Core deposits defined as total deposits less wholesale deposits. Period end balances are presented. Deposit growth remains one of our major strategic priorities under our new 5-year plan Deposit-centric sales strategy led by treasury management sales located in all bank markets with direct production and outside calling goals Bankers trained to fund their loan production with deposit growth goals Deposit-focused individual banker incentive compensation and bank level bonus plans 5YR CAGR = 11.4% DDA 5-Year CAGR = 10% Total Core Deposits 5-Year CAGR = 15%

Diversified Lending Growth Continuing to Grow Higher Yielding C&I Lending Mix Period end balances excluding PPP loans are presented. On January 1, 2023, the Bank adopted ASU 2016-03 Financial Instruments - Credit losses (“ASC 326”). The Bank adopted ASC 326 using the modified retrospective method which does not require restatement of prior periods. The balances as of December 31, 2023 reflect a reclassification of $43 million to commercial and industrial from commercial real estate, and $7 million from consumer and other to commercial real estate. Average balances excluding PPP loans are presented. Excluding the impact of PPP loan fees and interest income 5 Year CAGR = 12% Exceeds strategic plan goal of 10%

Robust Profitability Metrics Strong Balance Sheet Growth and Resilient Net Interest Margin Support Robust PTPP Adjusted ROAA Note: Peer group defined as publicly-traded bank with total assets between $1.75 billion and $7 billion. Peer data not yet available for 3Q24. "Core Net Interest Margin" is a non-GAAP measurement. See appendix for non-GAAP reconciliation schedules. "Recurring, variable components" is defined as fees in lieu of interest, FRB interest income, and FHLB dividend income. "PTPP ROAA" is a non-GAAP measurement. See appendix for non-GAAP reconciliation schedules.

Net Interest Margin Components Wholesale funding defined as brokered CDs and non-reciprocal interest-bearing transaction accounts plus FHLB advances. Cost of funds is defined as total interest expense on deposits and FHLB advances, divided by the sum of total average deposits and average FHLB advances. NIM range in forecast Rate assumptions in forecast Beta outlook Impact under differing scenarios 5YR CAGR = 11.4%

Solid Asset Quality Non-Performing Assets/Total Assets Remain Well Managed Note: Peer group defined as publicly-traded bank with total assets between $1.75 billion and $7.0 billion. Peer data not yet available for 3Q24. Represents a fully collateralized ABL credit, for which the Company expects full repayment. Excluding this credit, non-performing assets totaled $13.0 million, or 0.35% of total assets. For more detailed definitions on credit quality categories see the Bank's 10-K filed with the SEC on February 28, 2024. As of 9/30/2024, 95% of the loan portfolio was classified in category I(2) and 99% of loans were current. In the ABL pool, we continue to expect full repayment related to the second quarter 2023 $10.9 million default, now paid down to $6.4 million. Excluding this credit, non-performing assets totaled $13.0 million, or 0.35% of total assets. Isolated weakness in the $50 million transportation segment of the Equipment Finance portfolio.

Maturing Over Time Equipment Finance Portfolio by Industry For more detailed definitions on credit quality categories see the Bank's 10-Q filed with the SEC on July 26, 2024. Category IV represents non-performing loans. Equipment Finance Portfolio Analysis Strong and diversified portfolio; Transportation sub-category showing sector-specific weakness Asset Quality Breakdown1 Equipment Finance (EF) loans diversified across industries EF comprised 26% of C&I loans and 10% of Total Loans at 9/30/2024 Transportation sector comprised 15% of EF, 4% of C&I, and 1.5% of Total Loans Stable asset quality in EF portfolio excluding Transportation sector, which is experiencing isolated industry weakness Equipment Finance excl. Transportation 12/31/2022 12/31/2023 9/30/2024 Total Portfolio $147.0 MM $226.4 MM $265.3 MM Category I 96% 96% 98% Category II 2% 1% 0% Category III 1% 1% 1% Category IV 1% 2% 1% Transportation 12/31/2022 12/31/2023 9/30/2024 Total Portfolio $50.8 MM $60.9 MM $45.7 MM Category I 98% 90% 88% Category II 1% 1% 0% Category III 0% 2% 2% Category IV 1% 7% 10%

APPENDIX SUPPLEMENTAL DATA & NON-GAAP RECONCILIATIONS

Offerings Designed Exclusively for Business and Wealth Management Services that meet the evolving needs of our growing client base

Superior Client Satisfaction Rating Excellent Employee Satisfaction Drives Superior Client Satisfaction 1. Moses & Associates, 2023, 2. J.D. Power, 2022, 3. Qualtrics XM Institute, 2022, 4. Statista, 2023 Note: Net promoter score assesses likelihood to recommend on an 11-point scale, where detractors (scores 0-6) are subtracted from promoters (scores 9-10), while passives (scores 7-8) are not considered. The score ranges from -100 to +100. Striving for Continuous Improvement Net Promoter Score is the most widely used measure of likelihood to recommend a company to others Anonymous survey conducted annually by a third party to assess client satisfaction Allows us to compare our performance against other leading financial institutions Employee Engagement Performance Enablement Manager Effectiveness Belonging

ESG Framework Environmental, social, and governance practices are integrated into our core business strategy Branch-lite model with only one location in each of the banking markets we serve Support hybrid and remote work options to reduce carbon emissions related to commuting (even prior to COVID) Reduced paper usage via implementation of Docusign Minimal technology eco-footprint by continued use of state-of-the art technology to minimize power consumption Annually recycle company-generated and employee-owned e-waste Employee e-waste recycling is now offered year-round Named to the national list of Top Workplaces USA for the third straight year Awarded nine culture of excellence awards by Top Workplaces Increased advisory board diversity (to over 40%) to enhance our business development efforts with a diverse client base in all markets Provide all employees with 8 hours of paid time to support volunteer efforts and give back to their communities in a meaningful way of their choosing Corporate Governance and Nominating Committee monitors key governance structure risks, effectiveness of the Board DEI policy practices and strategies, and oversight of the overall ESG program To ensure alignment with the Company's ESG principles, responsibility for Board delegated ESG risks and opportunities are defined in all committee charters Board diversity – 33% female and 10% ethnic or racial directors and 75% of standing committees chaired by female directors 90% director independence, and 100% committee membership independence

Robust Liquidity and Capital Base Stable Core Deposit Base Substantial Liquidity Strong Capital Ratios (%) Source 9/30/2024 Short-term Investments $86,670 Collateral value of unencumbered pledged loans 397,852 Market value of unencumbered securities 279,191 Readily accessible liquidity 763,713 Fed fund lines 45,000 Excess brokered CD capacity (1) 1,102,767 Total Liquidity 1,911,480 Uninsured Deposits Collateralized Public Funds FDIC Insured Approximately 65% of deposits are insured or collateralized 1. Bank internal policy limits brokered CDs to 50% of total bank funding when combined with FHLB advances.

Capital Strength 9/30/24 6/30/24 3/31/24 12/31/23 9/30/23 Total Regulatory Capital $407,421 $392,359 $384,083 $375,440 $365,058 Total Risk-Weighted Assets $3,477,734 $3,425,925 $3,381,059 $3,356,247 $3,259,956 Leverage Ratio 8.68% 8.51% 8.45% 8.43% 8.65% Common Equity Tier 1 Capital Ratio 8.76% 8.64% 8.51% 8.38% 8.37% Tier 1 Ratio 9.11% 8.99% 8.86% 8.74% 8.74% Total Capital Ratio 11.72% 11.45% 11.36% 11.19% 11.20% Total Shareholders' Equity $311,982 $305,170 $297,788 $289,588 $280,758 Tangible Common Shareholders' Equity $288,156 $281,337 $273,846 $265,573 $256,656 Total Shares Outstanding 8,295,017 8,294,589 8,306,573 8,314,778 8,315,186 Book Value Per Share $36.2 $35.4 $34.4 $33.4 $32.3 Tangible Book Value Per Share $34.7 $33.9 $33.0 $31.9 $30.9 Cash Dividends Per Share $0.25 $0.25 $0.25 $0.2275 $0.2275 Regulatory capital ratios remain solid including a Total Capital Ratio of 11.72% and a Tier 1 Ratio of 9.11%. Tangible book value per share increased 10% annualized from the prior quarter and 13% from the prior year quarter. Quarterly cash dividend of $0.25 per share. HIGHLIGHTS

Balanced Deposit Portfolio Diversified Product Base with Long-Tenured, Deep Client Relationships Longstanding deposit insurance options available through IntraFi and Reich & Tang to provide further security for our large clients Funding is augmented by non-callable wholesale deposits rather than non-relationship sourced funds Our deposit relationships span multiple industry segments Diverse deposit base has an average deposit relationship tenure of over 10 years History of offering competitive deposit rates supported by growth in higher-yielding commercial & industrial lending Nearly 50% of the top 50 deposit relationships also have a commercial loan relationship

Diversified Lending Products Double digit loan growth driven by stellar performance across all areas of the bank Note: Period end balances as of 9/30/2024 presented.

Product Profile Target small to medium-sized companies Lines of credit and term loans focused on businesses with annual sales of up to $75.0 million Technology Initiatives Deploying client portal that enables easy and secure communications and document exchanges Note: Loan balances represent quarterly average data. Commercial Real Estate Lending Superior Talent with Business Expertise Building Relationships in Midwest Geographic Footprint

Office loans focused in our bank markets and concentrated in Wisconsin Exceptional asset quality with no non-performing office loans in the portfolio 92% of all office loans have recourse Office loans consist of 66% Class A space Office represents 9% of total loans as of 9/30/24 Majority of office loan maturity terms are 2031 and beyond All office loans with 2031+ maturities are conventional fixed rate or fixed to the client via an interest rate swap Note: The office specific loan data presented in charts on this slide represents office loans greater than $3 million, which represents 75% of total office loans. Source: Q3 2024 CoStar market reports. For more detailed definitions on credit quality categories see the Bank's 10-K filed with the SEC on February 21, 2024. CRE Office Portfolio Analysis Exceptional credit quality on office loans throughout the Midwest Vacancy Rates: Madison = 6.0% Milwaukee = 11.4% Kansas City = 11.9% National = 13.9%

Loans focused in our bank markets and concentrated in Wisconsin Exceptional asset quality with no non-performing loans in the portfolio Represents 16% of total loans 90% of all multi-family loans have recourse All multi-family loans with 2031+ maturities are conventional fixed rate or fixed to the client via an interest rate swap Source: Q3 2024 CoStar market reports. For more detailed definitions on credit quality categories see the Bank's 10-K filed with the SEC on February 21, 2024. Multi-Family Portfolio Analysis Exceptional credit quality on Multi-Family loans throughout the Midwest Vacancy Rates: Madison = 4.5% Milwaukee = 4.9% Kansas City = 7.6% National = 7.8%

Product Profile Target small and medium companies in a variety of industries Financings range from $250,000 to $10 million Technology Initiatives Deploying client portal that enables easy and secure communications and document exchanges Note: Loan balances represent quarterly average data. C&I Lending Diversified commercial product offerings target companies nationwide

Product Profile Target small to medium-sized companies in our Wisconsin, Kansas, and Missouri markets Comprehensive services for commercial clients to manage their cash and liquidity, including lockbox, accounts receivable collection services, electronic payment solutions, fraud protection, information reporting, reconciliation, and data integration solutions Technology Initiative Implemented a solution that auto-archives treasury management documentation which has immediately generated labor savings Note: Funding mix represents quarterly average balance data. Transaction Accounts include interest-bearing DDA, non-interest-bearing DDA and NOW accounts. Bank Wholesale Funding includes brokered deposits, deposits gathered through internet listing services and FHLB advances. Non-Transaction Accounts includes core CDs and money market accounts. "Cost of Funds" is a non-GAAP measure. See appendix for non-GAAP reconciliation schedules. Treasury Management Superior Talent with Business Expertise Building Relationships in Midwest Geographic Footprint

Product Profile Fiduciary and investment manager for individual and corporate clients, creating and executing asset allocation strategies tailored to each client’s unique situation Holds full fiduciary powers and offers trust, estate, financial planning, and investment services, acting in a trustee or agent capacity as well as Employee Benefit/Retirement Plan services Also includes brokerage and custody-only services, for which we administer and safeguard assets but do not provide investment advice Technology Initiative Implementing client portal for new client onboarding Note: Total Assets Under Management & Administration represent period-end balances. Private Wealth Management Wealth Management Services for Businesses, Executives, and High Net Worth Individuals

Core Net Interest Margin

Non-GAAP Reconciliation

“Core Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets excluding other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

	For the Three Months Ended				
(Dollars in Thousands)	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Interest income	$50,941	$54,762	$55,783	$57,910	$59,327
Interest expense	22,345	25,222	26,272	27,370	28,320
Net interest income	28,596	29,540	29,511	30,540	31,007
Less fees in lieu of interest	582	1,075	793	1,227	942
Less FRB interest income and FHLB dividend income	870	1,466	1,436	959	841
Adjusted net interest income	$27,144	$26,999	$27,282	$28,354	$29,224
Average interest-earning assets	$3,038,776	$3,199,485	$3,294,717	$3,347,027	$3,405,534
Less Average FRB cash and FHLB stock	54,677	99,118	97,036	61,082	52,603
Less Average non-accrual loans and leases	15,775	18,602	20,540	19,807	18,954
Adjusted average interest-earning assets	$2,968,324	$3,081,765	$3,177,141	$3,266,138	$3,333,977
Net interest margin	3.76%	3.69%	3.58%	3.65%	3.64%
Adjusted net interest margin	3.66%	3.50%	3.43%	3.47%	3.51%

FirstBusiness.Bank 41

"Pure Net Interest Income" is defined as net interest income less fees in lieu of interest. "Fees in Lieu of Interest" is defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. We believe that this measure is important to many investors in the marketplace who are interested in the trends in our net interest margin. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. Pure Net Interest Income Non-GAAP Reconciliation                                                                                                                                                               For the Year Ended Trailing 12 Months (Dollars in Thousands) December 31, 2019 December 31,2020 December 31,2021 December 31,2022 December 31,2023 Q3 2024 Net Interest income $69,855 $77,071 $84,662 $98,422 $112,588 $120,598 Less fees in lieu of interest 6,479 9,300 11,160 5,283 3,244 4,036 Pure net interest income (non-GAAP) $63,376 $67,771 $73,502 $93,139 $109,344 $116,562

Net Operating Income

Non-GAAP Reconciliation

"Net Operating Income" is a non-GAAP financial measure. We believe net operating income allows investors to better assess the Company's operating expenses in relation to its top line revenue by removing the volatility that is associated with certain one-time and other discrete items. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.

	For the Year Ended					Trailing 12 Month
(Dollars in Thousands)	December 31, 2019	December 31, 2020	December 31, 2021	December 31, 2022	December 31, 2023	September 30, 2024
Net income	$23,324	$16,978	$35,755	$40,858	$37,027	$39,600
Less income tax expense	(1,175)	(1,327)	(11,275)	(11,386)	(10,112)	(8,723)
Less provision for credit losses	(2,085)	(16,808)	5,803	3,868	(8,182)	(8,698)
Income before taxes and provision for credit losses (non-GAAP)	26,584	35,113	41,227	48,376	55,321	57,021
Less non-operating income						
Net gain on sale of state tax credits	-	275	-	-	-	
BOLI death benefit	-	-	-	809	-	
Net (loss) gain on sale of securities	(46)	(4)	29	-	(45)	(8)
Total non-operating income (non-GAAP)	(46)	271	29	809	(45)	(8)
Less non-operating expense						
Net loss on repossessed assets	224	383	15	49	12	167
Amortization of other intangible assets	40	35	25	-	-	
Contribution to First Business Charitable Foundation	-	-	-	809	-	
SBA recourse (benefit) provision	188	(278)	(76)	(188)	775	792
Tax credit investment impairment (recovery)	4,094	2,395	-	351	-	
Loss on early extinguishment of debt	-	744	-	-	-	
Total non-operating expense (non-GAAP)	4,546	3,279	(36)	319	787	959
Add net tax credit benefit (non-GAAP)	1,352	969	-	338	1,206	1,235
Net operating income	$32,528	$39,090	$41,162	$48,224	$57,359	$59,223

FirstBusiness.Bank 43

“Pre-tax, pre-provision adjusted return on average assets” is defined as operating revenue less operating expense divided by average total assets. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. Adjusted PTPP ROAA Non-GAAP Reconciliation  (Unaudited)                                                                                                                                                                                For the Three Months Ended (Dollars in Thousands) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 Total non-interest expense $23,189 $21,588 $23,342 $23,879 $23,107    Less:      Net loss (gain) on repossessed assets 4 4 86 65 (12)      SBA recourse provision (benefit) 242 210 126 (9) 466      Contribution to First Business Charitable Foundation - - - Total operating expense $22,943 $21,374 $23,130 $23,823 $22,653 Net interest income $28,596 $29,540 $29,511 $30,540 $31,007 Total non-interest income  8,430 7,094 6,757 7,425 7,064    Less:      Bank-owned life insurance claim - - -      Net loss on sale of securities - - (8) - - Adjusted non-interest income 8,430 7,094 6,765 7,425 7,064 Total operating revenue $37,026 $36,634 $36,276 $37,965 $38,071 Pre-tax, pre-provision adjusted earnings $14,083 $15,260 $13,146 $14,142 $15,418 Average total assets $3,276,240 $3,454,652 $3,527,941 $3,592,215 $3,636,887 Pre-tax, pre-provision adjusted return on average assets 1.72% 1.77% 1.49% 1.57% 1.70%

‘‘Cost of Funds’’ is defined as total interest expense on deposits and FHLB advances, divided by the sum of total average deposits and average FHLB advances. We believe that this measure is important to many investors in the marketplace who are interested in the trends in our bank funding costs. The information provided below reconciles the cost of funds to its most comparable GAAP measure. Cost of Funds Non-GAAP Reconciliation                                                                                                                                                                                                                                             For the Three Months Ended (Dollars in Thousands) September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024    Interest expense on total interest-bearing deposits $19,803 $22,644 $23,837 $24,676 $25,290    Interest expense on FHLB advances 2,117 1,851 1,717 1,974 2,059    Total interest expense on deposits and FHLB advances $21,920 $24,495 $25,554 $26,650 $27,349 Average interest-bearing deposits $2,081,880 $2,249,701 $2,360,573 $2,414,282 $2,466,313 Average non-interest-bearing deposits 434,330 448,818 443,416 436,968 440,161 Average FHLB advances 342,117 301,773 287,307 294,043 278,103    Total average deposits and total average FHLB advances $2,858,327 $3,000,292 $3,091,296 $3,145,293 $3,184,577 Cost of funds 3.07% 3.27% 3.31% 3.39% 3.44%